Exhibit 10.18

AMENDMENT NO. 1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

Amendment No. 1 (the “Amendment”) dated as of the 23rd day of November, 2020 to that certain Executive Employment Agreement (the “Agreement”) dated as of January 10, 2020 by and between John Cini, Ph.D. (the “Executive”) and Sonnet Biotherapeutics Holdings, Inc., a Delaware corporation (the “Company”), as assignee of Sonnet Biotherapeutics, Inc., a New Jersey corporation.

WHEREAS, the Board of Directors of the Company and the Executive have agreed to amend the Performance Bonus provided in the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Amendment, the Company and the Executive agree to the following:

1. Defined Terms. Capitalized terms used in this Amendment without definition shall have the meanings given to such terms in the Agreement.

2. Performance Bonus. Section 2.2 of the Agreement is deleted and replaced in its entirety as follows:

2.2	Performance Bonus. The Company will pay to the Executive a bonus (the “Performance Bonus”) equal to one and one-tenth percent (1.1%) of the gross revenue received by the Company from a strategic transaction, such as but not limited to a merger, sale of the Company’s outstanding capital stock, sale of all or substantially all of the Company’s assets or licensing of one or more Company assets. In the event of any such transaction(s), the Company will pay to the Executive 1.1% of the consideration received from each such transaction by the Company, at such time and in such form as paid to the Company or its shareholders. The Performance Bonus will be paid subject to applicable federal and state payroll withholding requirements. Additionally, in the event that the Performance Bonus is less than thirty-five percent (35%) of the Executive’s Base Salary in the year paid, the Board in its discretion may increase the Performance Bonus so that it equals thirty-five percent (35%) of the Executive’s Base Salary. The obligation of the Company to pay the Performance Bonus shall survive any termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason.

3. Effect of Amendment. Except as modified by this Amendment, the Agreement remains in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

SONNET BIOTHERAPEUTICS		EXECUTIVE:
HOLDINGS, INC.

By:	/s/ Pankaj Mohan, Ph.D.	/s/ John Cini, Ph.D.
Name:	Pankaj Mohan, Ph.D.	John Cini, Ph.D.
Title:	Chief Executive Officer

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